Exhibit 99.B(g)(3)(i)

May 1, 2009

Ms. Katherine Dinella

Vice President

The Bank of New York Mellon - Securities Lending

32 Old Slip, 15th Floor

New York, NY 10286

Dear Ms. Dinella:

Pursuant to the terms and conditions of the Securities Lending Agreement and Guaranty dated August 7, 2003 and the Subscription Agreement dated August 8, 2003 (the “Agreements”), we hereby notify you of the addition of ING RussellTM Large Cap Growth Index Portfolio, ING RussellTM Large Cap Value Index Portfolio, ING RussellTM Mid Cap Growth Index Portfolio, and ING Hang Seng Index Portfolio, each a series of ING Variable Portfolios, Inc., (collectively, the “Portfolios”), to be included on the Amended Exhibit A to the Agreements.  This Amended Exhibit A supersedes the previous Amended Exhibit A dated October 31, 2008 and is attached hereto.

The Amended Exhibit A has also been updated 1) to reflect name changes for ING LargeCap Growth Fund to ING Growth Opportunities Fund, ING Global Real Estate Portfolio to ING Clarion Global Real Estate Portfolio, ING Julius Baer Foreign Portfolio to ING Artio Foreign Portfolio, ING Oppenheimer Active Asset Allocation Portfolio to ING Oppenheimer Active Allocation Portfolio, ING PIMCO Core Bond Portfolio to ING PIMCO Total Return Bond Portfolio, ING Van Kampen Real Estate Portfolio to ING Clarion Real Estate Portfolio, ING VP Index Plus International Equity Portfolio to ING Index Plus International Equity Portfolio, ING Columbia Small Cap Value II Portfolio to ING Columbia Small Cap Value Portfolio, ING SPorts Core Plus Fixed Income Fund to ING SPorts International Fixed Income Fund, ING VP Strategic Allocation Conservative Portfolio to ING Strategic Allocation Conservative Portfolio, ING VP Strategic Allocation Growth Portfolio to ING Strategic Allocation Growth Portfolio, ING VP Strategic Allocation Moderate Portfolio to ING Strategic Allocation Moderate Portfolio, ING VP Growth and Income Portfolio to ING Growth and Income Portfolio II, ING Lehman Brothers U.S. Aggregate Bond Index Portfolio to ING U.S. Bond Index Portfolio, ING Russell Global Large Cap Index 85% Portfolio to ING Russell Global Large Cap Index 75% Portfolio, ING BlackRock Global Science and Technology Portfolio to ING BlackRock Global Science and Technology Opportunities Portfolio, ING VP Index Plus LargeCap Portfolio to ING Index Plus LargeCap Portfolio, ING VP Index Plus MidCap Portfolio to ING Index Plus MidCap Portfolio, ING VP Index Plus SmallCap Portfolio to ING Index Plus SmallCap Portfolio, ING VP Small Company Portfolio to ING Small Company Portfolio, ING Opportunistic LargeCap Value Portfolio to ING Opportunistic LargeCap Portfolio, ING VP International Value Portfolio to ING International Value Portfolio, ING VP MidCap Opportunities Portfolio to ING MidCap Opportunities Portfolio, ING VP SmallCap Opportunities Portfolio to ING SmallCap Opportunities Portfolio, ING VP Balanced Portfolio, Inc. to ING Balanced Portfolio, Inc., ING VP Balanced Portfolio to ING Balanced Portfolio, ING VP Intermediate Bond Portfolio to ING Intermediate Bond Portfolio, and ING VP Money Market Portfolio to ING Money Market Portfolio, and 2) by the removal of ING Financial Services Fund, ING Fundamental Research Fund, ING Index Plus LargeCap Equity Fund, ING Index Plus LargeCap Equity Fund II, ING Index Plus LargeCap Equity Fund III, ING Index Plus LargeCap Equity Fund IV, ING Index Plus LargeCap Equity Fund V, ING Index Plus LargeCap Equity Fund VI, ING Index Plus LargeCap Equity Fund VII, ING OpCap Balanced Value Portfolio, ING 130/30 Fundamental Research Fund, and ING Global Science and Technology Fund, as these funds recently merged into other funds, or were dissolved.

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Variable Portfolios, Inc.

Please signify your acceptance to provide services under the Agreements with respect to the Portfolio by signing below. If you have any questions, please contact me at (480) 477-2190.

Sincerely,

By:	/s/ Todd Modic
Name:	Todd Modic
Title:	Senior Vice President
ING Equity Trust
ING Variable Portfolios, Inc.
ING Investors Trust
ING Partners, Inc.
ING Series Fund, Inc.
ING Separate Portfolios Trust
ING Variable Funds
ING Variable Insurance Trust
ING Variable Portfolios, Inc.
ING Variable Products Trust
ING Balanced Portfolio, Inc.
ING Intermediate Bond Portfolio
ING Money Market Portfolio
ING Strategic Allocation Portfolios, Inc.

ACCEPTED AND AGREED TO:
The Bank of New York Mellon
By:	/s/ William P. Kelly
Name:	William P. Kelly
Title:	Managing Director, Duly Authorized

AMENDED EXHIBIT A

with respect to the

SECURITIES LENDING AGREEMENT AND GUARANTY AND

SUBSCRIPTION AGREEMENT

Fund

BNY Account Number (domestic/global)

ING Asia Pacific High Dividend Equity Income Fund

470269

ING Equity Trust

ING Equity Dividend Fund	471164
ING Index Plus LargeCap Equity Fund VIII	TBD
ING Index Plus LargeCap Equity Fund IX	TBD
ING Index Plus LargeCap Equity Fund X	TBD
ING Index Plus LargeCap Equity Fund XI	TBD
ING Index Plus LargeCap Equity Fund XII	TBD
ING Growth Opportunities Fund	464733
ING MidCap Opportunities Fund	464741
ING Opportunistic LargeCap Fund	464288
ING Real Estate Fund	464746
ING SmallCap Opportunities Fund	464743
ING SmallCap Value Multi-Manager Fund	NWQ Sleeve — 464788 KAR Sleeve — 470532 IIM Sleeve — 470533
ING Value Choice Fund	464786

ING Funds Trust

ING Classic Money Market Fund	464008
ING GNMA Income Fund	464012
ING High Yield Bond Fund	464010
ING Institutional Prime Money Market Fund	464048
ING Intermediate Bond Fund	464006

ING Global Advantage and Premium Opportunity Fund	464792 domestic 464790 global 464791 composite

ING Global Equity Dividend and Premium Opportunity Fund	464767

ING Infrastructure Development Equity Fund

471149

ING International High Dividend Equity Income Fund

IIM — 471086 IIMA Europe — 471088 IIM Asia/Pacific — 471090

ING Investors Trust

ING AllianceBernstein Mid Cap Growth Portfolio

058102

ING American Funds Asset Allocation Portfolio

471146

ING American Funds Bond Portfolio

471173

Fund

BNY Account Number (domestic/global)

ING American Funds Growth Portfolio

464755

ING American Funds Growth-Income Portfolio

464753

ING American Funds International Portfolio

464761

ING American Funds World Allocation Portfolio

471391

ING Artio Foreign Portfolio

279606

ING BlackRock Large Cap Growth Portfolio

279607

ING BlackRock Large Cap Value Portfolio

279608

ING BlackRock Inflation Protected Bond Portfolio

470551

ING Clarion Global Real Estate Portfolio

464280

ING Clarion Real Estate Portfolio

058086

ING Disciplined Small Cap Value Portfolio

464711

ING Evergreen Health Sciences Portfolio

464704

ING Evergreen Omega Portfolio

464706

ING FMRSM Diversified Mid Cap Portfolio

058404

ING Franklin Income Portfolio

464703

ING Franklin Mutual Shares Portfolio

470549

ING Franklin Templeton Founding Strategy Portfolio

470550

ING Focus 5 Portfolio	Composite — 471087 Large Cap Market 10 — 471096 U.S. Blue-Chip 10 — 471094 Int’l Blue-Chip 75 — 471144 Small Cap 40 — 471170 25 Fund — 471098

ING Global Resources Portfolio

058085

ING Goldman Sachs Commodity Strategy Portfolio

471201

ING Index Plus International Equity Portfolio	464492

ING International Growth Opportunities Portfolio

279604

ING Janus Contrarian Portfolio

058401/279601

ING JPMorgan Emerging Markets Equity Portfolio

058096

ING JPMorgan Small Cap Core Equity Portfolio

279610

ING JPMorgan Value Opportunities Portfolio

464582

ING Legg Mason Value Portfolio

058400/279600

ING LifeStyle Aggressive Growth Portfolio

464998

ING LifeStyle Conservative Portfolio	471092

ING LifeStyle Growth Portfolio

464996

ING LifeStyle Moderate Growth Portfolio

464994

ING LifeStyle Moderate Portfolio

464992

ING Limited Maturity Bond Portfolio

058082

ING Liquid Assets Portfolio

058081

ING Lord Abbett Affiliated Portfolio

058220

ING Marsico Growth Portfolio

058101

ING Marsico International Opportunities Portfolio

464576

ING MFS Total Return Portfolio

058100

ING MFS Utilities Portfolio

464584

ING Multi-Manager International Small Cap Portfolio	Fund — 471209 Schroder Sleeve — 471203 American Century Sleeve - 471327

ING Oppenheimer Active Allocation Portfolio

471395

ING Oppenheimer Main Street Portfolio®

058099

Fund

BNY Account Number (domestic/global)

ING PIMCO Total Return Bond Portfolio

058103

ING PIMCO High Yield Portfolio

464018

ING Pioneer Equity Income Fund	470567
ING Pioneer Fund Portfolio	464578
ING Pioneer Mid Cap Value Portfolio	464580

ING Stock Index Portfolio

464701

ING T. Rowe Price Capital Appreciation Portfolio

058084

ING T. Rowe Price Equity Income Portfolio

058087

ING Templeton Global Growth Portfolio

058095

ING Van Kampen Capital Growth Portfolio

279609

ING Van Kampen Global Franchise Portfolio

279605

ING Van Kampen Global Tactical Asset Allocation Portfolio

471115

ING Van Kampen Growth and Income Portfolio

058090

ING Wells Fargo Small Cap Disciplined Portfolio

464795

ING Mayflower Trust

ING International Value Fund

Brandes Sleeve — 464212 IIM Sleeve — 471400 Composite - 471399

ING Mutual Funds

ING Asia-Pacific Real Estate Fund

471156

ING Disciplined International SmallCap Fund

464294

ING Diversified International Fund

464292

ING Emerging Countries Fund

464214

ING Emerging Markets Fixed Income Fund

464296

ING European Real Estate Fund

471148

ING Foreign Fund

464202

ING Global Bond Fund	464773
ING Global Equity Dividend Fund	464751

ING Global Natural Resources Fund

464210

ING Global Real Estate Fund	464220

ING Global Value Choice Fund

464218

ING Greater China Fund	464286
ING Index Plus International Equity Fund	464282
ING International Capital Appreciation Fund	464282
ING International Equity Dividend Fund	470552
ING International Growth Opportunities Fund	464206

ING International Real Estate Fund

464298

ING International SmallCap Multi-Manager Fund

464216

ING International Value Choice Fund

464278

ING Russia Fund

464208

ING Partners, Inc.
ING American Century Large Company Value Portfolio	464544
ING American Century Small-Mid Cap Value Portfolio	464515/464521 Composite - 464501

ING Baron Asset Portfolio

464556

ING Baron Small Cap Growth Portfolio	464504

Fund

BNY Account Number (domestic/global)

ING Columbia Small Cap Value Portfolio	Team II, Sleeve 1 — 464785 Team I, Sleeve II — 471330 Composite — 471329
ING Davis New York Venture Portfolio	464546
ING Fidelity® VIP Contrafund® Portfolio	464564
ING Fidelity® VIP Equity-Income Portfolio	464568
ING Fidelity® VIP Growth Portfolio	464570
ING Fidelity® VIP Mid Cap Portfolio	464566
ING Index Solution 2015 Portfolio	471152
ING Index Solution 2025 Portfolio	471154
ING Index Solution 2035 Portfolio	471158
ING Index Solution 2045 Portfolio	471159
ING Index Solution Income Portfolio	471151
ING JPMorgan Mid Cap Value Portfolio	464506
ING Legg Mason Partners Aggressive Growth Portfolio	464518
ING Neuberger Berman Partners Portfolio	464598
ING Oppenheimer Global Portfolio	464508
ING Oppenheimer Strategic Income Portfolio	464548
ING PIMCO Total Return Portfolio	464510
ING Pioneer High Yield Portfolio	464032
ING Solution 2015 Portfolio	464590
ING Solution 2025 Portfolio	464594
ING Solution 2035 Portfolio	464596
ING Solution 2045 Portfolio	464574
ING Solution Growth and Income Portfolio	471082
ING Solution Growth Portfolio	471083
ING Solution Income Portfolio	464586
ING T. Rowe Price Diversified Mid Cap Growth Portfolio	464534
ING T. Rowe Price Growth Equity Portfolio	464530
ING Templeton Foreign Equity Portfolio	464200
ING Thornburg Value Portfolio	464522
ING UBS U.S. Large Cap Equity Portfolio	464520
ING Van Kampen Comstock Portfolio	464512
ING Van Kampen Equity and Income Portfolio	464536

ING Risk Managed Natural Resources Fund

464763

ING Separate Portfolios Trust

ING SPorts Core Fixed Income Fund

470568

ING SPorts International Plus Fixed Income Fund

470569

ING Series Fund, Inc.

Brokerage Cash Reserves

464062

ING Alternative Beta Fund

471392

ING Balanced Fund

464764

ING Corporate Leaders 100 Fund

471161

ING Global Target Payment Fund

471174

ING Growth and Income Fund

464723

Fund

BNY Account Number (domestic/global)

ING Index Plus LargeCap Fund

464726

ING Index Plus MidCap Fund

464727

ING Index Plus SmallCap Fund

464725

ING Money Market Fund

464064

ING Small Company Fund

464729

ING Strategic Allocation Conservative Fund

464722

ING Strategic Allocation Growth Fund

464720

ING Strategic Allocation Moderate Fund

464719

ING Tactical Asset Allocation Fund

471160

ING U.S. Government Money Market Fund

471239

ING Strategic Allocation Portfolios, Inc.

ING Strategic Allocation Conservative Portfolio	464420

ING Strategic Allocation Growth Portfolio

464418

ING Strategic Allocation Moderate Portfolio	464416

ING Variable Funds

ING Growth and Income Portfolio II

464402

ING Variable Portfolios, Inc.

ING BlackRock Global Science and Technology Opportunities Portfolio

464422

ING Global Equity Option Portfolio

471397

ING Hang Seng Index Portfolio

471349

ING Index Plus LargeCap Portfolio

464406

ING Index Plus MidCap Portfolio

464408

ING Index Plus SmallCap Portfolio

464410

ING International Index Portfolio

471167

ING Morningstar® U.S. GrowthSM Index Portfolio

471206

ING Opportunistic LargeCap Growth Portfolio

464404

ING Opportunistic LargeCap Portfolio

464424

ING Russell™ Global Large Cap Index 75% Portfolio

471202

ING RussellTM Large Cap Growth Index Portfolio

471346

ING RussellTM Large Cap Value Index Portfolio

471352

ING RussellTM Mid Cap Growth Index Portfolio

471354

ING Russell™ Large Cap Index Portfolio

471172

ING Russell™ Mid Cap Index Portfolio

471168

ING Russell™ Small Cap Index Portfolio

471166

ING Small Company Portfolio

464414

ING U.S. Bond Index Portfolio

471169

ING U.S. Government Money Market Portfolio

471237

ING WisdomTreeSM Global High-Yielding Equity Index Portfolio

471145

ING Variable Products Trust

ING International Value Portfolio	464464

ING MidCap Opportunities Portfolio

464444

ING SmallCap Opportunities Portfolio

464450

ING Balanced Portfolio, Inc.

464428

ING Balanced Portfolio

Fund

BNY Account Number (domestic/global)

ING Intermediate Bond Portfolio

464400

ING Money Market Portfolio

464412